EX-99.906CERT

CERTIFICATIONS

David R. Carson, Principal Executive Officer, and Jennifer L. Leamer, Principal Financial Officer, of Blue Current Global Dividend Fund, Alambic Mid Cap Growth Plus Fund, Alambic Mid Cap Value Plus Fund, Alambic Small Cap Value Plus Fund, Alambic Small Cap Growth Plus Fund, Topturn OneEighty Fund, Castlemaine Emerging Markets Opportunities Fund, Castlemaine Event Driven Fund, Castlemaine Long/Short Fund, Castlemaine Market Neutral Fund, Castlemaine Multi-Strategy Fund and Marshfield Concentrated Opportunity Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2017 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER

Ultimus Managers Trust	Ultimus Managers Trust

/s/ David R. Carson	/s/ Jennifer L. Leamer
David R. Carson, Principal Executive Officer of Blue Current Global Dividend Fund, Alambic Mid Cap Growth Plus Fund, Alambic Mid Cap Value Plus Fund, Alambic Small Cap Value Plus Fund, Alambic Small Cap Growth Plus Fund, Topturn OneEighty Fund, Castlemaine Emerging Markets Opportunities Fund, Castlemaine Event Driven Fund, Castlemaine Long/Short Fund, Castlemaine Market Neutral Fund, Castlemaine Multi-Strategy Fund and Marshfield Concentrated Opportunity Fund
Jennifer L. Leamer, Treasurer and Principal Accounting Officer

Date: November 9, 2017	Date: November 9, 2017

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.